Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Fred’s, Inc.
Memphis, Tennessee
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-68479 and No. 333-83918) and Form S-8 (No. 33-48380, No. 33-67606, and No. 333-103904) of Fred’s, Inc. of our reports dated April 19, 2007, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of Fred’s, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
BDO Seidman, LLP
April 19, 2007
Memphis, Tennessee